UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2006

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 South Price Road
Chandler, AZ 85248
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c). Appointment of Principal Officers.
SIGNATURES
EXHIBIT INDEX:
EX-99.1

Item 5.02(c). Appointment of Principal Officers.
On January 10, 2006, Oleg Khaykin, age 40, was named Executive Vice President and Chief Operating Officer of Amkor Technology, Inc. (“Amkor”). Mr. Khaykin will have overall responsibility for Sales & Marketing, Product Development & Management, and Worldwide Flip Chip & Wafer Level Processing Operations. Mr. Khaykin was formerly Executive Vice President, Corporate Development and Flip Chip Operations.
Mr. Khaykin joined Amkor in 2003 and was responsible for managing Amkor’s corporate development, M&A and intellectual property initiatives.
Prior to joining Amkor, Mr. Khaykin was with Conexant Systems Inc./ Mindspeed Technologies, a company that designs, develops and sells communication integrated circuits for networking applications, where he was a Vice President of Strategy & Business Development between 1999 to 2003. His responsibilities included defining Conexant’s overall strategy, strategic marketing, and managing all business development activities, including M&A, divestitures/spin-offs, equity investments and strategic alliances.
Prior to joining Conexant, Mr. Khaykin spent eight years with The Boston Consulting Group (BCG), a strategic consulting firm, where he worked with leading European and North American companies in the high tech, bio-technology, automotive, and aerospace industries. Before that, he was a systems engineer with Motorola’s wireless infrastructure group.
Mr. Khaykin holds an MBA from Northwestern University’s J.L. Kellogg Graduate School of Management and a Bachelor of Science in Electrical and Computer Engineering (BSECE) with the Highest University Honors from Carnegie-Mellon.
On January 10, 2006, Amkor issued a press release announcing Mr. Khaykin’s new position as Chief Operating Officer.
The press release is attached to this Form 8-K as Exhibit 99.1.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Kenneth T. Joyce
Kenneth T. Joyce
Chief Financial Officer

Date: January 13, 2006
EXHIBIT INDEX:
99.1 Text of Press Release dated January 10, 2006